UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 23, 2013

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On October 23, 2013, MVB Financial Corp. (“MVB Financial”) and CFG Community Bank (“CFG”) issued a joint press release announcing that MVB Financial and its subsidiary, MVB Bank, Inc. (“MVB Bank”), have entered into a purchase and assumption agreement with CFG and its parent, Capital Funding Bancorp, Inc.  MVB Financial and its subsidiary, MVB Bank, will purchase certain assets and assume certain liabilities of CFG and its subsidiaries for $30 million in consideration, consisting of $26 million in cash and $4 million in shares of MVB Financial common stock, subject to certain adjustments.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1        Joint Press Release, dated October 23, 2013

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 23, 2013		MVB Financial Corp.

	By:	/s/ Eric Tichenor
Eric Tichenor
Senior Vice President & Chief Financial Officer

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